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                                                                    EXHIBIT 23.2



                         INDEPENDENT AUDITORS' CONSENT



    We consent to the use in this Amendment No. 2 to Registration Statement No. 333-04107 of The North Face, Inc. of our report dated February 9, 1996 (June 20, 1996 as to Note 16) on the financial statements of The North Face, Inc. and The North Face ("Predecessor") appearing in the Prospectus, which is a part of this Registration Statement and to the reference to us under the heading "Experts" in such Prospectus.



DELOITTE & TOUCHE LLP



San Francisco, California
June 20, 1996